                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                               AMDAHL CORPORATION
                                       TO

                          FUJITSU INTERNATIONAL, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                                FUJITSU LIMITED
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

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           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
               NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 5, 1997,
                         UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $.05 per share (the "Shares"), of Amdahl Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to The Bank of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase (defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile to the Depositary. See the Offer to Purchase, dated August 5, 1997 (the "Offer to Purchase").

                        THE DEPOSITARY FOR THE OFFER IS:

                              THE BANK OF NEW YORK
               By Mail:

         The Bank of New York
     Tender & Exchange Department
            P.O. Box 11248
        Church Street Station
    New York, New York 10286-1248

                    By Facsimile for Eligible Institutions:
                                 (212) 815-6213

                           Confirmation by Telephone:
                                 (800) 507-9357

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
                                              By Hand or Overnight Courier:
                                                   The Bank of New York
                                               Tender & Exchange Department
                                                    101 Barclay Street
                                                Receive and Deliver Window
                                                 New York, New York 10286

Ladies and Gentlemen:

     The undersigned hereby tenders to Fujitsu International, Inc., a Delaware corporation and a wholly owned subsidiary of Fujitsu Limited, a corporation organized and existing under the laws of Japan, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 5, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the "Offer"), receipt of which are hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in the Offer to Purchase.

                               Number of Shares:
                         -----------------------------
Certificate Nos. (If Available):
===================================================
Check ONE box if Shares will be
delivered by book-entry transfer:

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company
Account Number:
-------------------------------

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                        Signature(s) of Record Holder(s)

Dated:
------------------ , 1997
Name(s) of Holder(s):
===================================================
                              Please Type or Print

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                                    Address

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                                    Zip Code

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                          Area Code and Telephone No.

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three New York Stock Exchange trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss for such Eligible Institution.

--------------------------------------------     --------------------------------------------
                NAME OF FIRM                                 AUTHORIZED SIGNATURE

--------------------------------------------                        Name:
                                                 --------------------------------------------
                  ADDRESS                                    PLEASE TYPE OR PRINT

--------------------------------------------     --------------------------------------------
                  ZIP CODE                                          TITLE

--------------------------------------------                        Dated:
                                                 ----------------------------------------, 1997
        AREA CODE AND TELEPHONE NO.

      DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
                SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.